Morgan Stanley California Insured Municipal Income Trust
                     Item 77(o) 10f-3 Transactions
                    October 1, 2001- March 31, 2002


Security Date of    Price    Shares   %of    Total         Purcha   Broker
         Purchase   Of       Purchas  Asset  Issued        sed
                    Shares   ed       s                    By
                                                           Fund
Calif    11/30/01   $100.00  5,000,0  2.02%  $117,200,000   4.27%    Bear
Dept. of                       00                                   Stearn
Vet                                                                    s
Affairs
2002 Ser
A
(AMBAC)
San      11/08/01   $102.38  3,000,0  1.20%  $199,995,712   1.50%    Banc
Diego                          00                                     of
Unified                                                             Americ
School                                                                 a
Dist.
Ser 2001
C (FSA)